Microsoft Word 10.0.2627;UNIROYAL TECHNOLOGY CORPORATION


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                                                    EXHIBIT 99.1



            UNIROYAL TECHNOLOGY CORP. FILES VOLUNTARY PETITIONS FOR REORGANIZATION, RECEIVES COMMITMENT FOR UP TO $15 MILLION IN FINANCING

            No Impact Expected on Customers, Employees or Operations

         SARASOTA, Florida - August 26, 2002 - uniroyal Technology Corporation (Nasdaq: UTCI) announced today that, in order to facilitate a restructuring of debt and relieve cash-flow issues, the Company and its subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

         To ensure that customer and vendor relationships remain intact during the process, Uniroyal has received a commitment for up to $15 million in debtor-in-possession (DIP) financing from The CIT Group Inc., subject to Court approval.

         "Today's action provides us with time to restructure our balance sheet while continuing to operate our businesses without interruption," said Uniroyal Chairman and Chief Executive Officer Howard R. Curd. "We hope to emerge from this process quickly as a stronger, more competitive organization."

         He added that customers, vendors and employees should notice no difference in the Company's operations during the process.

         "The reorganization proceeding should have virtually no impact on daily operations," Mr. Curd said. "Our facilities will remain open, and transactions will proceed in the ordinary course of business. Our customers should experience no interruption in the supply of our products. Vendors can be assured that they will be paid for all post-petition goods and services. Employees can expect to continue being paid and receiving benefits."

         The Company is seeking Court permission to pay pre-petition claims in the ordinary course of business to vendors who agree to continue providing goods and services on normal and customary trade terms to the Company's strongest operating subsidiary, Uniroyal Engineered Products LLC (UEP/Naugahyde). The Company expects to file soon a plan of reorganization with the Court that provides full recovery for all creditors of UEP. Pre-petition claims of the Company's other three operating subsidiaries - Sterling Semiconductor, Uniroyal Optoelectronics and NorLux Corp. - will be resolved through the Chapter 11 process.

         Because the Bankruptcy Code gives priority status to post-petition claims, the Company intends to pay in the ordinary course of business for goods and services received after the Chapter 11 filing for all business segments.

         "The Company is seeking to make the transition as smooth as possible and will work with creditors to resolve any issues," Mr. Curd said.

         The Company filed its Chapter 11 petition in the U.S. Bankruptcy Court for the District of Delaware in Wilmington. The Company's lead legal bankruptcy counsel is White & Case LLP.




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About Uniroyal Technology
Uniroyal Technology's Compound Semiconductors & Optoelectronics business segment includes Uniroyal Optoelectronics, LLC, Sterling Semiconductor, Inc., and NorLux Corp. Uniroyal Optoelectronics manufactures high brightness light emitting diodes (HB-LEDs), a rapidly growing market with applications such as traffic signals, indoor/outdoor signage and automotive applications. Brand names include POWER-Ga(i)N and POWER-BR(ite). Sterling Semiconductor is a producer of silicon carbide (SiC) substrates, epitaxial thin films on SiC substrates and is developing SiC devices for wireless communications, industrial process control, and power amplification. NorLux Corp. specializes in the design and manufacture of custom lighting solutions utilizing light emitting diodes (LEDs). The Company's Coated Fabrics Segment includes the well-known brand name Naugahyde. The Company has a total of approximately 400 employees at offices and manufacturing operations in six states. The Company's common stock and warrants trade on the Nasdaq SmallCap market under the symbols UTCI and UTCIW, respectively.



         Forward-Looking Statements: Statements made herein that are forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995 are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those related to business conditions and the financial strength of the various markets served by the Company, the level of spending for such products, and the ability of the Company to successfully manufacture and market its products, and the ability of the Company to raise cash to fund its operations.